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INDEPENDENT AUDITORS' CONSENT                                     Exhibit  23.1


We consent to the incorporation by reference in Registration Statement Nos. 333-66450, 333-40172, 333-83943, 333-69981, 333-50847, 333-50845, and 333-91584
of PC Connection, Inc. on Form S-8 of our report dated January 24, 2002 (March 25, 2002 as to Note 15 and October 11, 2002 as to Note 16) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 16), appearing in this Annual Report on Form 10-K/A of PC Connection, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 13, 2002